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                                                                    Exhibit 99.1


P
R                               SeraNova, Inc.
O
X        This Proxy is Solicited on Behalf of the Board of Directors.
Y

The undersigned hereby appoints __________ and __________________, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated hereon, all of the shares of common stock of SeraNova, Inc. which the undersigned is entitled to vote at a Special Meeting of Shareholders of SeraNova, Inc. to be held on _________, 2001, or at any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is marked, this proxy if signed, dated and returned to us will be voted "FOR" approval of the Agreement and Plan of Merger which is described in the accompanying Proxy Statement/Prospectus and is included therein as Annex A.

The Board of Directors recommends a vote FOR approval.


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                                                  SEE REVERSE
                                                      SIDE
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[X] Please mark your
    votes as in this example.

Please mark boxes in blue or black ink.


                                                         FOR   AGAINST   ABSTAIN

Proposal to approve the                                  [ ]     [ ]       [ ]
Agreement and Plan of Merger dated as of October 27, 2000, by and among Silverline
Technologies Limited, Silverline Acquisition
Corp., Silverline Technologies, Inc. and
SeraNova, Inc., and the transactions
contemplated thereby.



SIGNATURE(S) _____________________________________ DATE ________________________

SIGNATURE(S) _____________________________________ DATE ________________________
         Please mark, sign, date and return this Proxy Card promptly, using the envelope provided.



                       I plan to attend the meeting. [ ]

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.